UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Prudential Financial, Inc., a New Jersey corporation (the “Company”), is furnishing a copy of slides being presented at its Investor Day conference on December 4, 2008, as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure.

The response to Item 2.02 is hereby incorporated into this Item 7.01.

Item 8.01 Other Events.

In anticipation of possible questions at the above-mentioned Investor Day conference, the Company reports as follows:

U.S. Treasury’s Capital Purchase Program

The Company reports that it has applied to participate in the U.S. Treasury’s Capital Purchase Program, although no determination has been made with regard to its participation.

Wachovia Securities Joint Venture

As previously reported, on July 1, 2003, the Company combined its retail securities brokerage and clearing operations with those of Wachovia Corporation (“Wachovia”) and formed Wachovia Securities Financial Holdings, LLC, a joint venture currently headquartered in St. Louis, Missouri. As of December 31, 2007, the Company had a 38% ownership interest in the joint venture, with Wachovia owning the remaining 62%.

As previously reported, on October 1, 2007, Wachovia completed its acquisition of A.G. Edwards, Inc. for approximately $6.8 billion and on January 1, 2008 contributed the retail securities brokerage business of A.G. Edwards to the joint venture. Wachovia’s contribution of such business entitled the Company to elect a “lookback” option (which the Company elected) that permits the Company to delay for a period of two years ending on January 1, 2010 the Company’s decision whether or not to make a capital contribution to avoid or limit dilution of its ownership interest in the joint venture. During this “lookback” period, the Company’s share in the earnings of the joint venture is based on the Company’s diluted ownership level, which is in the process of being determined. At the end of the “lookback” period, the Company may “put” its joint venture interests to Wachovia based on the appraised value of the joint venture, excluding the A.G. Edwards contributed business, as of January 1, 2008, the date of the contribution of the A.G. Edwards business to the joint venture.

As previously reported, on October 3, 2008, Wachovia and Wells Fargo & Company (“Wells Fargo”) announced that they had entered into an Agreement and Plan of Merger, pursuant to which Wachovia would be merged into Wells Fargo, which would succeed to Wachovia’s rights and obligations under the joint venture arrangements.

The Company reports that it is the Company’s current intention, assuming completion of the merger of Wachovia into Wells Fargo, to exercise its right under the “lookback” option to put its joint venture interests to Wells Fargo. Under the terms of the joint venture agreements, closing of the put transaction would occur on or about January 1, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Slide presentation of Prudential Financial, Inc. at its Investor Day conference on December 4, 2008 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2008

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris

Name: Brian J. Morris Title: Vice President and Assistant Secretary

Exhibit Index

Exhibit No.	Description

99.1	Slide presentation of Prudential Financial, Inc. at its Investor Day conference on December 4, 2008 (furnished and not filed).